UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
_________________________________________

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 6, 2020 (January 31, 2020)

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Cool Holdings, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number: 001-32217

Maryland	33-0599368
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

2001 NW 84th Avenue

Miami, FL 33122
(Address of principal executive offices, including zip code)

(858) 373-1675
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	AWSM	OTC Markets Group Inc.

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.Entry into a Material Definitive Agreement.

On January 31, 2020, Cool Holdings Inc. (the “Company”) through its subsidiaries, OneClick License LLC and OneClick International, LLC (collectively, the “Sellers”), entered into an agreement (the “Purchase Agreement”) by and among the Sellers and Messrs. Mariano Andrés Turinetto and Hernán Gustavo Dreier (collectively, the “Purchasers”).  Pursuant to the Purchase Agreement, the Company transferred all of its ownership in OneClick Argentino S.R.L. (“OneClick S.R.L.”), held indirectly through the Sellers’ membership interest in OneClick S.R.L., to the Purchasers (the “Disposition”).  The closing of the Disposition occurred concurrently with the execution of the Purchase Agreement on January 31, 2020.  OneClick S.R.L. owns and operates the Company’s business in Argentina, consisting of six retail consumer electronic stores that are authorized resellers of Apple® products, and other consumer electronic brands.

The Purchase Agreement contains representations, warranties and commitments customary for a transaction of its size and nature.  The total consideration for the Disposition was $10, on an “as is, where is” basis, that entails the Purchasers assuming all obligations contained in the Purchase Agreement, including the assumption of an aggregate of $320,715 debt owed by OneClick S.R.L. to its two major distribution suppliers in connection with commercial agreements, which the Purchaser’s shall personally guaranty if not fully discharged and satisfied within thirty business days of the closing. The Sellers will refrain, either on their own or through third parties, carrying out retail sales through the Mercado Libre or similar e-commerce platforms for a period of three years.  Also, subject to certain limitations, the parties have agreed to indemnify each other for breaches of their respective representations, warranties, commitments and other specified matters therein.  Furthermore, all trademarks owned by OneClick International, LLC in Argentina and related to “OneClick” will be assigned to OneClick S.R.L. by way of a trademark assignment agreement. The Company believes the hyperinflationary economy in Argentina and the resulting instability of its currency has made it very risky for foreign companies to do business there, and as a result has decided to focus on its North American operations.  Based on the Company’s analysis of the cash outlay it would incur to shut down and liquidate OneClick S.R.L.’s Argentinean operations, including significant severance payments to the employee base as dictated by existing Argentinean labor laws, the Company concluded that the Disposition through the Purchase Agreement was clearly the best course of action.

The foregoing is a summary of certain material terms and conditions of the Disposition and Purchase Agreement, and is not a complete description thereof. Accordingly, the foregoing is qualified in its entirety by reference to the full text of the form of Purchase Agreement and form of Trademark Assignment Agreement, attached hereto as Exhibits 10.1 and 10.2 respectively, which are incorporated herein by reference.

Item 2.01.Completion of Acquisition or Disposition of Assets.

The information disclosed in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

Item 9.01.Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit No.	Description
10.1	Form of Purchase Agreement
10.2	Form of Trademark Assignment Agreement

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cool Holdings, Inc.
Date:	February 6, 2020	By:	/s/ Vernon A. LoForti
Vernon A. LoForti
Chief Financial Officer